Exhibit 10.4

                              [NTL LETTERHEAD]



December 15, 2005



Mr. Simon P. Duffy
c/o NTL Incorporated
Bartley Wood Business Park
Hook, Hampshire RG27 9UP
United Kingdom

Dear Simon:

This letter confirms a change in your appointment to be Executive Vice Chairman of NTL Incorporated, effective as of 16 January 2006. As we have discussed, as of that date you will report to the Board of Directors, with a focus on strategic planning, business development, European and UK regulatory affairs, mergers and acquisitions, and other areas.

As we have discussed, your salary and benefits will not be modified and your duties will be modified from the duties of CEO as described above. This letter confirms our understanding on these points and your Employment Agreement with the Company is amended in accordance with the foregoing.

                                 Sincerely,


                                   /s/ James F. Mooney
                                 -------------------------------
                                 James F. Mooney
                                 Chairman of the Board
                                 NTL Incorporated

Agreed:


 /s/ Simon Duffy
------------------------------
Simon P. Duffy